                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Cortex Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                          CORTEX PHARMACEUTICALS, INC.
                             15241 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA 92718

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 12, 1995
                                  -------------



To the Stockholders of Cortex Pharmaceuticals, Inc.:

     The Annual Meeting of Stockholders of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 15241 Barranca Parkway, Irvine, California, on Tuesday, December 12, 1995 at 9:00 a.m. Pacific Time, to consider and vote on the following matters described in the attached Proxy Statement:

     (1) The election of six (6) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 1);

     (2) The approval (recommended by the Board of Directors) of an Amendment to the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan to increase the authorized number of shares of Common Stock issuable thereunder from 500,000 to 700,000 (Proposal 2);

     (3) The approval (recommended by the Board of Directors) of an Amendment to the Company's 1989 Special Nonqualified Stock Option and Stock Purchase Plan to increase the authorized number of shares of Common Stock issuable thereunder from 300,000 to 400,000 (Proposal 3);

     (4) The approval (recommended by the Board of Directors) of an Amendment to the Company's Non-Employee Director Formula Grant Plan to (i) provide for the automatic grant of options to purchase 15,000 shares of Common Stock to non-employee directors of the Company (other than those who serve on the Board to oversee an investment in the Company) upon commencement of service with the Company, and the automatic grant of options to purchase 2,500 shares of Common Stock to such non-employee directors on the date of each Annual Meeting of Stockholders, and (ii) provide for the automatic grant of options to purchase 5,000 shares of Common Stock to non-employee directors of the Company upon commencement of service on the Board to oversee an investment in the Company and the automatic grant of options to purchase 1,000 shares of the Company's Common Stock to such non-employee directors on the date of each Annual Meeting of Stockholders (Proposal 4); and

     (5) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 31, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof. The stock transfer books will not be closed.

     The Board of Directors welcomes the personal attendance of stockholders at the meeting. HOWEVER, PLEASE SIGN AND RETURN THE ENCLOSED PROXY, which you may revoke at any time prior to its use, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

                                 By Order of the Board of Directors



                                 D. Scott Hagen
                                 Secretary

Irvine, California
November 10, 1995

                          CORTEX PHARMACEUTICALS, INC.
                             15241 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA  92718
                                 ---------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 12, 1995
                                    9:00 a.m.
                                 ---------------



SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. The Company has retained Shareholder Communications Corporation ("SCC") as its proxy solicitation agent, and has agreed to pay SCC a fee of $10,000 plus out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

     The persons named as proxies were designated by the Board of Directors and are officers or directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees proposed by the Board of Directors, FOR the approval of an Amendment to the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan to increase the authorized number of shares of Common Stock issuable thereunder from 500,000 to 700,000, FOR the approval of an Amendment to the Company's 1989 Special Nonqualified Stock Option and Stock Purchase Plan to increase the number of shares of Common Stock issuable thereunder from 300,000 to 400,000, and FOR the approval of an Amendment to the Company's Non-Employee Director Formula Grant Plan to (i) provide for the automatic grant of options to purchase 15,000 shares of Common Stock to non-employee directors of the Company (other than those who serve on the Board to oversee an investment in the Company) upon commencement of service with the Company, and the automatic grant of options to purchase 2,500 shares of Common Stock to such non-employee directors on the date of each Annual Meeting of Stockholders, and (ii) provide for the automatic grant of options to purchase 5,000 shares of Common Stock to non-employee directors of the Company upon commencement of service on the Board to oversee an investment in the Company and the automatic grant of options to purchase 1,000 shares of the Company's Common Stock to such non-employee directors on the date of each Annual Meeting of Stockholders.

     Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

     This Proxy Statement and proxy are being mailed to stockholders of the Company on or about November 10, 1995. The mailing address of the executive offices of the Company is 15241 Barranca Parkway, Irvine, California 92718.

VOTING AT THE MEETING

     Only record holders of Common Stock of the Company at the close of business on October 31, 1995, will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 6,159,855 shares of the Company's Common Stock outstanding. Each share is entitled to one vote at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect the six (6) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

     The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

NOMINEES FOR DIRECTOR

     CARL W. COTMAN, PH.D., 55, has been a Scientific Director of and consultant to the Company since October 1987, served as a director of the Company from March 1989 to October 1990, and was reelected as a director in November 1991. Dr. Cotman has been a Professor of Psychobiology, Neurology, and Psychiatry at the University of California, Irvine since 1985. He was a Professor of Psychobiology and Neurology at that University from 1983 to 1985, and has held various other teaching and research positions at that University since 1968. He chaired the Scientific Advisory Council of the American Paralysis Association and is a member of numerous professional associations and committees, including the Council of the American Society for Neurochemistry, the National Institute of Aging Task Force, the American Association for the Advancement of Science and the International Society for Neurochemistry. Dr. Cotman has served on the editorial boards of numerous scientific journals and has authored or co-authored seven books and over 500 articles in the fields of neurobiology, memory and cognition, and the recovery of function after brain injury. Dr. Cotman holds a B.A. in Chemistry from

Wooster College, an M.A. in Analytical Chemistry from Wesleyan University, and a Ph.D. in Biochemistry from Indiana University.

     HARVEY S. SADOW, PH.D., 73, has been a director of the Company since March 1988 and Chairman of the Board of Directors since January 1991. Dr. Sadow was President and Chief Executive Officer of Boehringer Ingelheim Corporation, a major health care company, from 1971 until his retirement in January 1988 and was Chairman of the Board of that company from 1988 through December 1990.
Dr. Sadow was Chairman of the University of Connecticut Foundation, the President's Council of the American Lung Association, and the Connecticut Law Enforcement Foundation and was a member of the Board of Directors of the Pharmaceutical Manufacturers Association ("PMA") and Chairman of the Board of the PMA Foundation. Dr. Sadow is also a member of several other professional committees and societies, including the American Society for Clinical Pharmacology and Therapeutics. He has published extensively in the field of treatment of diabetes mellitus. Dr. Sadow is Chairman of Cholestech Corporation, a developer, manufacturer and seller of lipid measuring diagnostic products; a director of Penederm, Inc., a developer and marketer of specialized products in the dermatology area; a director of Cytel Corporation, a biotechnology firm; and a director of several privately-held companies in the health care field.
Dr. Sadow holds a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas, and a Ph.D. from the University of Connecticut.

     JEROME M. ARNOLD, 54, was elected as a director in December 1993.
Mr. Arnold has been Chief Operating Officer, Clinics and Analytical Laboratories Worldwide, Pharmaco LSR Inc. since July 1994. Prior to that, he was President and Chief Executive Officer of CIBUS Pharmaceuticals, Inc., a pharmaceutical company, from August 1992 to June 1994. From March 1992 to August 1992,
Mr. Arnold was Vice President of Market Planning and Development at Cato Research Ltd., and Executive Vice President of Operations of Research Triangle Pharmaceuticals Ltd., a contract clinical research organization and a pharmaceutical company in its developmental stage, respectively, both of which are operating divisions of Cato Holdings, a privately-held firm. From June 1991 to December 1991, Mr. Arnold was Vice President of Marketing and Sales of Serono Laboratories, Inc., with responsibility for marketing, sales and business development. From 1988 to May 1991, Mr. Arnold was Vice President and General Manager of the hospital products division of Burroughs Wellcome Co. Mr. Arnold holds B.A. and B.S. degrees from Merrimack College, an M.B.A. degree from Suffolk University and has completed the Executive Program at the University of North Carolina Graduate School of Business Administration.

     DAVIS L. TEMPLE, JR., PH.D., 52, has been a director of and consultant to the Company since March 1994. Dr. Temple, now an independent consultant, was a Managing Director at Stover Haley Burns, Inc., a life science advisory group from January 1994 until September 1995. From 1990 until 1993, Dr. Temple served as Vice President, CNS Drug Discovery, of Bristol-Myers Squibb and from 1984 to 1990 he served as Senior Vice President, CNS Research at Bristol-Myers Company. Dr. Temple holds a B.S. degree in Pharmacy from Louisiana State University and a Ph.D. degree in Medicinal Chemistry and Pharmacology from the University of Mississippi.

     MICHAEL G. GREY, 42, has been a director of the Company since September 1994. Since November 1994, Mr. Grey has been President of BioChem Therapeutic, Inc., a wholly-owned subsidiary of BioChem Pharma, an international biopharmaceutical company. From January 1994 to October 1994, Mr. Grey was Senior Vice President, Corporate Development of Titan Pharmaceuticals, Inc. a biopharmaceutical holding company, and President and Chief Operating Officer at Ansan, Inc., an early stage biopharmaceutical company. From 1991 until 1993, Mr. Grey served as Vice President, Corporate Development of Glaxo, Inc., and from 1989 until 1991, as Director of International Licensing of Glaxo

Holdings p.l.c., and was responsible for the worldwide licensing activities of Glaxo, Inc. Mr. Grey holds a B.Sc. degree in Chemistry from the University of Notingham.

     ROBERT F. ALLNUTT, 58, was Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995 and was Vice President for Government Relations of Communications Satellite Corporation from May 1984 until May 1985. Prior to 1985, Mr. Allnutt held numerous positions in the Federal Government for 25 years, including 15 years at NASA, where he served for five years as Associate Deputy Administrator, the third ranking position in the agency. Mr. Allnutt serves as a member of the Board of Directors of the National Health Council and the National Council on the Aging. He holds a B.S. in Industrial Engineering from the Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University.

DIRECTORS NOT STANDING FOR REELECTION

     ALAN A. STEIGROD, 58, joined the Company as President and Chief Executive Officer, and as a director, in February 1993. Mr. Steigrod resigned as President and Chief Executive Officer effective October 31, 1995. From February 1991 to February 1993, Mr. Steigrod was an independent consultant. From 1981 to January 1991, he was with Glaxo Inc., most recently as Executive Vice President, Sales and Marketing. Prior to 1981, Mr. Steigrod served in a succession of domestic and international management positions with Eli Lilly & Company and Boehringer Ingelheim Corporation. Mr. Steigrod is a director of Zynaxis, Inc., a biopharmaceutical firm, and Sepracor, Inc., a pharmaceutical company. He holds a B.S. degree in Pharmacy from Temple University and has completed advanced corporate management programs at The Wharton School of the University of Pennsylvania and at Harvard University.

     GARY S. LYNCH, PH.D., 52, has been a Scientific Director of and consultant to the Company since October 1987. He has served as a director of the Company since December 1994, and previously served as a director from March 1988 to March 1989. Dr. Lynch has been a Professor in the Department of Psychobiology at the University of California, Irvine, since 1981, and has held various other teaching and research positions at that University since 1969. He is a Professor at the University's Center for the Neurobiology of Learning and Memory.
Dr. Lynch is a member of the Neuroscience Society and the International Brain Research Organization. He also serves on the Advisory Board of the Cognitive Neurosciences Institute. Dr. Lynch has authored and co-authored over 400 articles and a number of books in the areas of neurobiology, cognition, and memory. Dr. Lynch holds a B.A. in Psychology from the University of Delaware and a Ph.D. in Psychology from Princeton University.

EXECUTIVE OFFICER

     D. SCOTT HAGEN, 40, was appointed Acting President and Chief Operating Officer in October 1995, has been Vice President and Chief Financial Officer of the Company since January 1992, and was Vice President-Finance and Administration from September 1988 through December 1991. Mr. Hagen has been Secretary since August 1991. From 1981 to August 1988, he was employed by Chembiomed Ltd., a Canadian biopharmaceutical company, where he served in a progression of scientific and administrative positions. Mr. Hagen holds a B.Sc. in Biochemistry and an M.B.A. from the University of Alberta in Edmonton, Canada, where he also completed two years of graduate level study in biochemistry.

BOARD COMMITTEES

     The Board of Directors of the Company has a standing Compensation Committee, Audit Committee and Stock Option Committee. The Board of Directors does not have a standing nominating committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee held one meeting during fiscal 1995, and currently consists of Mr. Arnold as Chairman of the Committee, Dr. Cotman, Dr. Sadow and Dr. Temple. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held no meetings during fiscal 1995, since its responsibilities were addressed at the meetings of the Board of Directors. The Audit Committee currently consists of Dr. Sadow as Chairman, Dr. Lynch and Mr. Grey. The function of the Stock Option Committee is to administer the Company's stock plans. The Stock Option Committee held three meetings during fiscal 1995, and currently consists of Mr. Arnold as Chairman and Mr. Grey.

     In connection with the resignation of Alan Steigrod as Chief Executive Officer and President on October 31, 1995, and the appointment of D. Scott Hagen as Acting President and Chief Operating Officer, the Board created a committee of directors to serve as the Office of the Chief Executive on an interim basis. The Company anticipates that such committee, consisting of Mr. Arnold and Dr. Temple, will participate in the management of the Company until the appointment of a permanent Chief Executive Officer.

ATTENDANCE AT MEETINGS

     During the fiscal year ended June 30, 1995, the Board of Directors held a total of four meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committees of which he was a member.

EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1995, to the Company's Chief Executive Officer and to the other executive officer employed by the Company as of June 30, 1995.



                           SUMMARY COMPENSATION TABLE


                                                                                             Long Term
                                              Annual Compensation                       Compensation Awards
                                       -------------------------------               --------------------------

Name and                                                          Other Annual                            All Other
Principal Position            Year        Salary        Bonus    Compensation(2)      Options(#)        Compensation
--------------------------------------------------------------------------------------------------------------------

Alan A. Steigrod (1)          1995       $ 207,440      $      --   $     12,559        195,600(3)    $     --
President and Chief           1994         196,602         74,000         17,483        119,500             --
Executive Officer             1993          74,000             --         21,273        180,000             --

D. Scott Hagen                1995       $ 124,583      $  15,000   $      9,346         15,000       $     --
Vice President,               1994         114,035         25,000          9,577            ---             --
Chief Financial Officer       1993          96,692             --          8,308          5,000             --
and Secretary

---------------------------

(1) Mr. Steigrod was appointed President and Chief Executive Officer in February 1993 and served until October 1995.
(2) Accrued or paid-out vacation pay, sick pay and/or relocation reimbursements.
(3)  Represents options issued to replace 195,600 canceled options.

OPTION MATTERS

     OPTION GRANTS. The following table sets forth certain information concerning grants of stock options to each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1995.

                    OPTION GRANTS IN LAST FISCAL YEAR

                                         % of Total
                                            Options
                                         Granted to
                            Options    Employees in    Exercise     Expiration
Name                        Granted     Fiscal Year    Price($/Sh)        Date
--------------------------------------------------------------------------------
Alan A. Steigrod          100,000(1)           30%          $3.50      02/03/03
                           65,560(2)           20%           3.50      11/30/03
                           30,040(3)            9%           4.50      11/30/03

D. Scott Hagen             15,000               5%         $3.125      01/12/05


----------------------
(1) Represents options granted to replace 100,000 canceled options.
(2) Represents options granted to replace 65,560 canceled options.
(3) Represents options granted to replace 30,040 canceled options.

     OPTION EXERCISES. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1995, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1995. Also reported are the values for "in the money" options, which represent the positive spread between the exercise prices of any such existing stock options and $3.00, the last sale price of Common Stock on June 30, 1995 as reported by Nasdaq.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                      Value Realized
                                       (market price                                       Value of Unexercised
                                         at exercise      Number of Unexercised                In-the-Money
                    Shares Acquired    less exercise        Options at FY-End                Options at FY-End
Name                    on Exercise           price)    Exercisable    Unexercisable     Exercisable    Unexercisable

Alan A. Steigrod                  0           $  0          175,007          100,593          $    0           $    0

D. Scott Hagen                    0              0           22,800           16,200           7,000                0


EXECUTIVE STOCK PLAN. The number of shares of Common Stock issuable upon exercise of options granted or available for grant under the Company's Executive Stock Plan is 400,000.

EMPLOYMENT AND CONSULTING AGREEMENTS

     In February 1993, the Company entered into a three-year employment agreement with Mr. Steigrod. Under the agreement, Mr. Steigrod was entitled to a base salary of $210,000 per year with an annual bonus at the discretion of the Board of Directors of the Company, in cash and/or equity equal to between 15% and 50% of his base salary. In connection with his employment, Mr. Steigrod was granted options to purchase an aggregate of 180,000 shares of Common Stock, of which 100,000 shares had an exercise price of $8.75, the fair market value on the date of grant, and 80,000 shares have an exercise price of $4.375, representing 50% of fair market value on the date of grant. The options were 20% vested on the date of grant with the balance vesting periodically through January 1998. In March 1995, the 100,000 options at $8.75 per share were canceled and reissued as options to purchase 100,000 shares of common stock at $3.50 per share, the then fair market value of the common stock. Options to purchase an additional 95,600 shares with an exercise price of $9.375 per share, representing 100% of then fair market value, were granted to Mr. Steigrod on December 1, 1993 pursuant to a one-time anti-dilution provision in his employment agreement. These options were canceled on March 23, 1995 and reissued as options to purchase 65,560 shares of common stock at an exercise price of $3.50 per share, the then fair market value of the common stock, and options to purchase 30,040 shares of common stock at $4.50 per share. Such options have a term and vesting provisions identical to the options described above. In June 1995, Mr. Steigrod's annual salary was voluntarily decreased by $10,000. Mr. Steigrod resigned as President and Chief Executive Officer as of October 31, 1995.

     Mr. Hagen entered into a three-year employment agreement with the Company, commencing September 1, 1988. The employment agreement was renewed for additional one-year terms as of September 1, 1991, 1992 and 1993, and was amended and extended effective September 1, 1994 for a term ending December 31, 1995. The agreement currently provides for a base salary of $130,000 with an annual bonus of between $10,000 and $30,000. In December 1993, options to purchase a total of 14,000 shares of Common Stock at an exercise price of $2.50 per share, which were originally granted in 1989, were extended by the Stock Option Committee for an additional three-year period, or until February 1997. The aggregate difference between exercise price and fair market value of the Common Stock on the date of the extension has been recorded as compensation expense. In the event that Mr. Hagen's employment is terminated other than for cause or as a result of his voluntary resignation, death or disability, he will receive a severance payment equal to six months' salary. Mr. Hagen voluntarily reduced his annual compensation by $5,000 beginning June 1, 1995.

     Drs. Carl W. Cotman and Gary S. Lynch (both of whom are co-founders and Scientific Directors of the Company) have each entered into a consulting agreement with the Company that provides for the payment of an annual consulting fee of $30,000. In December 1993, Dr. Lynch was awarded a bonus of $25,000 by the Board of Directors in recognition of his contributions to the AMPAKINE-TM-program. In September 1994, and again in July 1995, his consulting fee was increased to $50,000 and $75,000 per year, respectively.
Also in September 1994, Dr. Cotman's consulting fee was increased to $33,000 per year. The term of each consulting agreement commenced in November 1987 and will continue until terminated by the respective parties thereto. The consulting agreements obligate Drs. Cotman and Lynch to make themselves available to the Company for consulting and advisory services for an average of three days per month. In June 1995, each of the consultants voluntarily reduced their annual consulting fees by $10,000. In December 1993, the Board of Directors instructed its Stock Option Committee to annually review the contributions of Drs. Cotman and Lynch and to grant to them stock options in recognition of those contributions, and to encourage future contributions, in such amounts as are deemed appropriate by the Committee. On December 13, 1993, the Committee granted options to purchase 5,000 shares of Common Stock, with an exercise price equal to 100% of fair market value of the Common Stock on the date of grant and vesting over a three-year period, to each of Drs. Cotman and Lynch. On the same date, an additional option to purchase 7,000 shares of Common Stock, with an exercise price equal to 100% of fair market value of the Common Stock and full vesting on the date of grant, was granted to Dr. Lynch in recognition of his contributions to the AMPAKINE-TM- program. On March 24, 1994, the Committee granted options to purchase 5,000 shares of Common Stock, with an exercise price of $8.4375 per share, the then fair market value, to each of Drs. Cotman and Lynch. These options vest over a three-year period. On December 15, 1994, the Committee granted options to purchase 20,000 shares of Common Stock with an exercise price of $3.125 per share, the then fair market value, and vesting over a four-year period to Dr. Cotman. On the same date, Dr. Lynch was granted options to purchase 70,000 shares of Common Stock at the same exercise price, and with the same vesting period. On November 1, 1995, the Stock Option Committee granted options to Dr. Lynch to purchase 50,000 shares of Common Stock with an exercise price of $3.75 per share, the then fair market value, and vesting over a three-year period, subject to the approval by the Company's stockholders of the amendment to the 1989 Special Nonqualified Stock Option and Stock Purchase Plan (see Proposal 2). See also Director Compensation.

     Dr. Davis L. Temple, a director of the Company, signed a consulting agreement with the Company that includes the payment of consulting fees of $10,000 for each six months of service. On February 27, 1995, the Stock Option Committee, in recognition of his contributions to the Company, granted Dr. Temple options to purchase 20,000 shares of the Company's common stock at an exercise price of $2.125 per share, representing the then fair market value of the common stock. See also Director Compensation.

DIRECTOR COMPENSATION

     Each non-employee director (other than those who join the Board of Directors to oversee an investment in the Company) receives $1,500 at each Board of Directors meeting attended, and an additional $750 annual retainer for each committee on which he or she serves.

     Under the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 2,500 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the date of grant. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 5,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 1,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the last day of each calendar quarter following the date of grant. The foregoing plan is subject to approval by the Company's stockholders (see Proposal 4). In accordance with such plan, in January 1995 an aggregate of 75,600 options were granted to the non-employee directors of the Company. As previously approved by the stockholders, and currently in effect, each director receives options to purchase 5,000 shares upon commencement of service and additional options to purchase 1,000 shares on the date of each Annual Meeting of Stockholders.

                              CERTAIN TRANSACTIONS

     The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibility under any other law, such as the Federal securities laws. The Company has entered into Indemnification Agreements with each of its officers and directors that obligate the Company to indemnify them as permitted by applicable law.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1995, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the named executive officers in the Summary Compensation Table, and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

DIRECTORS, NOMINEES,                         SHARES                PERCENT OF
OFFICERS, AND 5%                       BENEFICIALLY               COMMON STOCK
STOCKHOLDERS                                  OWNED           BENEFICIALLY OWNED
--------------------------------------------------------------------------------

Jerome M. Arnold                           3,250(1)                      *

Carl W. Cotman, Ph.D.                    104,584(2)                     1.7

D. Scott Hagen                            23,200(3)                      *

Michael G. Grey                            4,250(4)                      *

Gary S. Lynch, Ph.D.                     123,974(5)                     2.0

Harvey S. Sadow, Ph.D.                    23,250(6)                      *

Alan A. Steigrod                         197,500(7)                     3.1

Davis L. Temple, Jr., Ph.D.                4,250(8)                      *

Robert F. Allnut                               0                         *

Alkermes, Inc.                           350,000(9)                     5.5
64 Sidney Street
Cambridge, MA  02139

Quantum Partners LDC                   1,100,000                       17.9
Soros Fund Management
888 Seventh Avenue, 33rd Floor
New York, NY  10106

All officers, directors and nominees
   as a group (9 persons)                481,258                        7.5

--------------------
*    Less than one percent

(1) Includes 3,250 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(2) Includes 6,584 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(3) Includes 22,800 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(4) Includes 1,250 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(5) Includes 10,334 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(6) Includes 13,250 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(7) Includes 194,300 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(8) Includes 4,250 shares that may be purchased upon exercise of options within 60 days of September 30, 1995.

(9)  Includes 200,000 shares that may be acquired upon exercise of warrants.

The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

                                  PROPOSAL TWO
                  AMENDMENT TO THE 1989 INCENTIVE STOCK OPTION,
                NONQUALIFIED STOCK OPTION AND STOCK PURCHASE PLAN
                     TO INCREASE THE TOTAL NUMBER OF SHARES
                               ISSUABLE THEREUNDER

     Subject to approval by the Company's stockholders, the Board of Directors has amended the 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan ("1989 Plan") to increase the number of shares of Common Stock issuable under the 1989 Plan by 200,000 shares of Common Stock, and to reserve such additional shares for issuance under the 1989 Plan, bringing the total number of shares of Common Stock subject to the 1989 Plan to 700,000. The additional shares available for issuance under the 1989 Plan will enable the Company to continue to use equity incentives to attract, retain and motivate its officers, directors and key employees. The last reported sale price for the Company's Common Stock on November 1, 1995 as reported by Nasdaq, was $3.75.

     Approval of the additional shares of Common Stock reserved for issuance under the 1989 Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1989 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 500,000 TO 700,000.

     The essential features of the 1989 Plan are summarized below. The summary does not purport to be a complete description of the 1989 Plan. The Company's stockholders may obtain a copy of the 1989 Plan upon written request to the Secretary of the Company.

GENERAL NATURE AND PURPOSE

     The 1989 Plan provides for the granting of incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as incentive stock options ("nonqualified options") and rights to purchase Common Stock subject to restrictions as more fully described in the 1989 Plan ("restricted stock").

     The 1989 Plan was adopted by the Board of Directors in February 1989 and approved by the stockholders in March 1989. The 1989 Plan was subsequently amended, with stockholder approval, in October 1992 to implement formula grants of stock options to non-employee directors. In October 1995, the Board of Directors approved an amendment to the 1989 Plan to increase the number of shares issuable thereunder to 700,000. Pursuant to the terms of the 1989 Plan, options may be granted or rights of purchase may be offered on or prior to January 31, 1999. Options outstanding at that time or at the time the 1989 Plan is otherwise terminated will remain outstanding and will continue to be exercisable within the period specified in stock option agreements between the optionees and the Company.

     The purposes of the 1989 Plan are to promote the interests of the Company by providing incentives for the retention of the services of existing directors, executive personnel and key employees of the Company or its affiliates, to attract and retain competent new directors, executive personnel and key employees, and to provide incentives to all such directors, executive personnel and key employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the success and increased value of the Company. Approximately 20 persons are eligible for participation in the 1989 Plan.

     The 1989 Plan has been designed to be exempt from the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

ELIGIBILITY

     INCENTIVE OPTIONS. In general, any officer or other key employee of the Company, including any director who is also an employee, is eligible to receive incentive options under the 1989 Plan, subject to the following limitations imposed by the Code. An incentive option may not be granted under the 1989 Plan to any person who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "ten-percent stockholder"), unless the exercise price of the shares of Common Stock covered by the option is at least 110% of the fair market value of the shares on the date of grant, and such incentive option by its terms is not exercisable after the expiration of five years from the date of grant. In addition, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which incentive options become exercisable for the first time under all incentive options held by any ten-percent stockholder may not exceed $100,000 in any calendar year.

     NONQUALIFIED OPTIONS AND RESTRICTED STOCK. Nonqualified options and/or rights to purchase restricted stock may be granted under the 1989 Plan to officers, key employees or directors (whether or not employed by the Company) of the Company.

     Subject to the foregoing limitations applicable to incentive options and the total number of shares reserved for issuance under the 1989 Plan, there is no maximum or minimum number of shares for which stock options may be granted or offered to any one person under the 1989 Plan.

ADMINISTRATION

     The 1989 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). Subject to the limitations on eligibility discussed above and the specific provisions of the 1989 Plan, the Committee has authority to determine which persons are to receive incentive options, nonqualified options and rights to purchase restricted stock under the 1989 Plan, the number of shares of Common Stock to be covered by each option or right to purchase restricted stock, the exercise price, form of consideration and all other terms and conditions of each option, and, generally, to take all actions and make all determinations necessary or appropriate to administer the 1989 Plan. Determinations of the Committee as to all matters of interpretation of the 1989 Plan are final and binding upon all participants and prospective participants.

AMENDMENT AND TERMINATION OF THE 1989 PLAN

     Except as restricted with respect to formula grants of stock options to non-employee directors (see Proposal 4), the 1989 Plan may be modified, amended, suspended or terminated by the Board at any time. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment or modification to the 1989 Plan. No amendment, modification or termination of the 1989 Plan shall affect or impair any rights or obligations under any option or right to purchase restricted stock granted prior to the date of such amendment, modification or termination without the consent of the holder of such option or right to purchase restricted stock. Unless previously terminated by the Board, the 1989 Plan will terminate on January 31, 1999.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED STOCK

     EXERCISE OR PURCHASE PRICE. The purchase price of a share of Common Stock payable upon the exercise of an incentive option granted under the 1989 Plan may not be less than the fair market value per share on the date the option is granted; except that with respect to an incentive option granted to a ten-percent stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The purchase price of a share of Common Stock payable upon the exercise of a nonqualified option granted under the 1989 Plan may not be less than 85% of the fair market value per share on the date of grant.

     Under the 1989 Plan, the fair market value per share on a specified date shall be determined by the Committee. If the shares of Common Stock are publicly traded, the "fair market value" as of such date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are listed on such date, or if shares were not traded on such date, then on the next preceding day during which a sale occurred; or, if the shares are not so listed but are traded in the over-the-counter market, the closing bid price; or, if none of the above is applicable, the value of a share as established by the Committee for such date using any reasonable method of evaluation.


     The purchase price of restricted stock shall be fixed by the Committee but may not be less than 85% of the fair market value per share at the time the right to purchase the restricted stock is granted.

     VESTING OF OPTIONS. The Committee has discretionary authority at the time an option is granted under the 1989 Plan to determine when and in what increments shares covered by the option may be purchased. An option may be granted on terms providing that it will vest (i.e., become exercisable) either in whole or in part at any time during its term, or only in specified percentages at stated time periods or intervals during the term of the option. Vesting may be based upon tenure of employment or affiliation with the Company, upon achievement of specified goals, or upon such other events as the Committee determines. The Committee also may accelerate any optionee's right to exercise options granted under the 1989 Plan.

     TERM OF OPTIONS. The term of each option granted under the 1989 Plan is determined by the Committee at the time the option is granted; provided, however, that no option granted under the 1989 Plan may have a term in excess of ten years from the date of grant. Further, with respect to an incentive option granted to a ten-percent stockholder, the term may not be in excess of five years from the date of grant.

     ASSIGNABILITY. Options granted under the 1989 Plan are not assignable or transferable except by will or under the laws of descent and distribution and, during the lifetime of an optionee, are exercisable only by such optionee; provided, however, that a nonqualified option may be transferred pursuant to a "qualified domestic relations order" as defined in the Code.

     TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR DISABILITY. Under the 1989 Plan, in the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death or disability, all options granted to such optionee under the 1989 Plan may be exercised (but only to the extent they were exercisable as of the date of the cessation of the optionee's employment), at any time within three months after such cessation, but in any event no later than the expiration date of the option.

     TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. Under the 1989 Plan, in the event that an optionee who is an employee of the Company shall cease to be employed by the Company by reason of his or her death or disability, all options granted to such optionee under the 1989 Plan may be exercised (but only to the extent they were exercisable as of the date of the cessation of the optionee's employment as the result of such death or disability), at any time within 12 months after the optionee's death or disability, but in any event no later than the expiration date of the option.

     RESTRICTIONS, REPURCHASE AND FORFEITURE OF RESTRICTED STOCK. Restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions thereon are removed or expire. The Committee may require that the certificates representing restricted stock remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire. Each certificate representing restricted stock will bear such legend or legends making reference to the restrictions imposed upon such restricted stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions. The Committee may impose such other conditions on restricted stock as it may deem appropriate including, without limitation, restrictions under Federal and state securities laws.

     Restrictions imposed upon restricted stock will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the Restricted Stock Agreement. Under such provisions, if the purchaser's employment with the Company terminates before all of the shares have vested, the Company will have the right to repurchase any unvested shares at the original purchase price. Until the shares have become vested, they will be held by the Company and may not be sold or otherwise transferred by the purchaser, but the purchaser will retain the right to vote the shares and all other rights incident to the ownership of the shares, subject to the restrictions contained in the Stock Purchase Agreement. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which all restrictions with respect to any restricted stock will lapse or remove any and all such restrictions.

     PAYMENT. The form of consideration payable upon exercise of an option or upon issuance of restricted stock, including the method of payment, shall be determined in the sole discretion of the Committee (and, in the case of an incentive option, shall be determined at the time of grant). In the case of options, such consideration may consist of: (i) cash; (ii) check; (iii) subject to applicable legal restrictions, other shares of Common Stock of the Company owned by the optionee having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which such option is exercised; or (iv) any combination of the foregoing methods of payment as shall be permitted by the Board of Directors or the Committee and applicable corporate law. Consideration payable for restricted stock may, at the discretion of the Committee, consist of: (i) cash; (ii) check; (iii) secured promissory notes; or
(iv) any combination of the foregoing methods of payment as shall be permitted by the Committee.

FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS

     In December 1994, the Company's Board of Directors approved an amendment to the 1989 Plan, subject to the approval of the Company's stockholders (see Proposal 4) to provide that each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) shall be automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 2,500 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the date of grant. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company shall automatically receive options to purchase 5,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 1,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the last day of each calendar quarter following the date of grant.

ADJUSTMENTS UPON CHANGES OF CAPITALIZATION AND REORGANIZATIONS

     In order to preserve, but not increase, the benefits to holders of options under the 1989 Plan, in the event that the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, reverse stock split, stock dividend (in excess of 2%), reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares subject to the 1989 Plan, and the number and kind of shares and the price per share subject to outstanding options granted under the 1989 Plan.

     In the event that the Company at any time proposes to merge into, or consolidate with, any other corporation, or enters into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, the 1989 Plan, and all outstanding options and rights of purchase under the 1989 Plan not exercised prior to such transaction, shall terminate, unless provision is made in connection with such transaction for the continuance of the 1989 Plan and for the assumption by the successor corporation of the options and rights of purchase or substitution of new options and rights of purchase with appropriate adjustments. If no provision is made in such transaction for the continuance of the 1989 Plan and the assumption or substitution of options and rights of purchase, all holders of options and rights of purchase under the 1989 Plan shall be given written notice of such proposed transaction not less than 30 days prior to the proposed effective date and, prior to the anticipated effective date, such persons shall have the right to exercise all or any portion of the options and rights of purchase held by such persons with respect to any or all shares then subject thereto.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences of participation in the 1989 Plan.

     INCENTIVE OPTIONS

     No taxable income will be recognized by an optionee upon either the grant or the exercise of an incentive option under the 1989 Plan. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition.

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize a long-term capital gain or loss at such time equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of that taxed as ordinary income as indicated above, will be taxed as a capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (currently one year). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     NONQUALIFIED OPTIONS

     No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, as of the date of exercise, the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied.

     RESTRICTED STOCK

     The receipt of restricted stock will not result in a taxable event until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (and, therefore, no ordinary income is received by the participant), a
Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of purchase, or in the case of restricted stock granted for no monetary consideration, the date of grant.

     If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (i.e., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the participant is subject to
Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the recognition date for ordinary income for shares that vest within six months of purchase shall be subject to deferral to the date that is six months from the date of purchase.

                                 PROPOSAL THREE
                          AMENDMENT TO THE 1989 SPECIAL
                NONQUALIFIED STOCK OPTION AND STOCK PURCHASE PLAN
                     TO INCREASE THE TOTAL NUMBER OF SHARES
                               ISSUABLE THEREUNDER

     Subject to approval by the Company's stockholders, the Board of Directors has amended the 1989 Special Nonqualified Stock Option and Stock Purchase Plan ("1989 Consultant Plan") to increase the number of shares of Common Stock issuable thereunder by 100,000 shares of Common Stock, and to reserve such additional shares for issuance under the 1989 Consultant Plan, bringing the total number of shares of Common Stock subject to the 1989 Consultant Plan to 400,000. The additional shares available for issuance under the 1989 Consultant Plan will enable the Company to continue to use equity incentives to attract, retain and motivate the consultants who contribute valuable services to the Company. Typically, between 10 and 20 consultants are engaged by the Company at any time. The last reported sale price for the Company's Common Stock on November 1, 1995, as reported by Nasdaq, was $3.75.

     Approval of the additional shares of Common Stock reserved for issuance under the 1989 Consultant Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR AMENDING THE 1989 CONSULTANT PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 300,000 TO 400,000.

     The essential features of the 1989 Consultant Plan are summarized below. The summary does not purport to be a complete description of the 1989 Consultant Plan. The Company's stockholders may obtain a copy of the 1989 Consultant Plan upon written request to the Secretary of the Company.

GENERAL NATURE AND PURPOSE

     The 1989 Consultant Plan was adopted by the Board of Directors in February 1989 and approved by the Company's stockholders in March 1989. In October 1995, the Board of Directors approved an amendment to the 1989 Consultant Plan to increase the number of shares issuable thereunder to 400,000. The terms, purposes and provisions of the 1989 Consultant Plan are similar to those of the 1989 Plan, except that (i) in accordance with applicable provisions of the Internal Revenue Code, no option granted under the 1989 Consultant Plan may be an incentive option (ii) nonqualified options under the 1989 Consultant Plan must have an exercise price at least equal to 50% of the fair market value of the Common Stock on the date of grant, and (iii) options may be granted that permit the optionee to exercise the option for a period of up to one year following termination. The 1989 Consultant Plan also differs from the 1989 Plan in that nonqualified options and rights of purchase may be granted under the 1989 Consultant Plan to outside scientific or business consultants of the Company or its parent or subsidiaries. Individual consultants who control in excess of ten percent of the voting power or the value of all classes of the Company's stock are not eligible to participate in the 1989 Consultant Plan.

                                  PROPOSAL FOUR
                     AMENDMENT TO THE COMPANY'S NON-EMPLOYEE
                    DIRECTOR FORMULA STOCK OPTION GRANT PLAN


     Subject to approval by the Company's stockholders, the Board of Directors has amended the Non-Employee Director Formula Stock Option Grant Plan under the Company's 1989 Plan (the "Formula Grant Plan") to (i) provide for the automatic grant of options to purchase 15,000 shares of Common Stock to non-employee directors of the Company (other than those who serve on the Board to oversee an investment in the Company) upon commencement of service as a director, and the automatic grant of options to purchase 2,500 shares of Common Stock to such non-employee directors on the date of each Annual Meeting of Stockholders and
(ii) provide for the automatic grant of options to purchase 5,000 shares of Common Stock to non-employee directors of the Company upon commencement of service on the Board to oversee an investment of the Company and the automatic grant of options to purchase 1,000 shares of Common Stock to such non-employee directors on the date of each Annual Meeting of Stockholders. As previously approved by the stockholders, and currently in effect, each director receives options to purchase 5,000 shares of Common Stock upon commencement of service and options to purchase 1,000 shares of Common Stock on the date of each Annual Meeting of Stockholders.

     Approval of the amendment to the Formula Grant Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE FORMULA GRANT PLAN.

     The essential features of the Formula Grant Plan are summarized below. The summary does not purport to be a complete description of the Formula Grant Plan, which is contained in the Company's 1989 Plan, a summary of which accompanies the description of Proposal 2 and a complete copy of which can be obtained by the Company's stockholders upon written request to the Secretary of the Company.

GENERAL NATURE AND PURPOSE

     Under the Formula Grant Plan, as amended by the Company's Board of Directors (subject to the approval by the Company's stockholders of this Proposal) each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 2,500 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the date of grant. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 5,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 1,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the last day of each calendar quarter following the date of grant.

                              INDEPENDENT AUDITORS

     On May 24, 1995, the Board of Directors reappointed Ernst & Young LLP as auditors for the fiscal year ended June 30, 1995. The Board of Directors has not yet formally appointed independent auditors for fiscal 1996. A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to questions and to make a statement on behalf of Ernst & Young LLP if the representative so desires.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1996 Annual Meeting of Stockholders of the Company must be received at the Company's offices, 15241 Barranca Parkway, Irvine, California 92718, addressed to the Secretary, no later than July 10, 1996.

                          COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1995 the Company's officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except that one Annual Statement of Changes in Beneficial Ownership on Form 5 was filed late by each of Dr. Davis Temple (relating to five stock option grants which were exempt under Section 16(b)), Dr. Gary Lynch (relating to four stock option grants that were exempt under Section 16(b)), Dr. Harvey Sadow (relating to three stock option grants that were exempt under Section 16(b)), D. Scott Hagen (relating to one stock option grant that was exempt under Section 16(b)), Michael Grey (relating to two stock option grants that were exempt under Section 16(b)), Dr. Carl Cotman (relating to three stock option grants that were exempt under Section 16(b)) and Jerome Arnold (relating to two stock option grants that were exempt under Section 16(b)).

                          TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON

FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 1995. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CORTEX PHARMACEUTICALS, INC., 15241 BARRANCA PARKWAY, IRVINE, CALIFORNIA 92718.

                                 By Order of the Board of Directors



                                 D. Scott Hagen
                                 Secretary

November 10, 1995

                        CORTEX PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY BOARD OF DIRECTORS



     D. Scott Hagen and Harvey S. Sadow, Ph.D., and each or either of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Cortex Pharmaceuticals, Inc. at the Annual Meeting of Stockholders on December 12, 1995, and at any postponement and adjournment thereof, to be held at 15241 Barranca Parkway, Irvine, California at 9:00 a.m. Pacific Time.

   MANAGEMENT RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

1. PROPOSAL 1 ELECTION OF DIRECTORS.

   / / FOR all Nominees listed below        / / WITHHOLD AUTHORITY to
       (except as indicated to the              vote for all Nominees
       contrary below)                          listed below


  Jerome M. Arnold, Carl W. Cotman, Ph.D., Michael G. Grey, Harvey S. Sadow, Ph.D., Davis L. Temple, Jr., Ph.D. and Robert F. Allnutt.


  INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

               ------------------------------------------------


2. PROPOSAL 2 AMENDMENT TO 1989 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND STOCK PURCHASE PLAN.

   / /  FOR         / /  AGAINST        / /  ABSTAIN


3. PROPOSAL 3 AMENDMENT TO 1989 SPECIAL NONQUALIFIED STOCK OPTION AND STOCK PURCHASE PLAN.

   / /  FOR         / /  AGAINST        / /  ABSTAIN



4. PROPOSAL 4 AMENDMENT TO NON-EMPLOYEE DIRECTOR FORMULA GRANT PLAN.

   / /  FOR         / /  AGAINST        / /  ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES LISTED ABOVE, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

                                  Please sign exactly as name appears hereon.


                                  __________________________


                                  __________________________


                                  Date:_______________, 1995

                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE IMMEDIATELY DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS IMPORTANT MATTER.